Exhibit 3.3

Articles of Amendment

Business Corporations Act

Section 6

This information is collected in accordance with the Business Corporations Act. It is required to update an Alberta corporation’s articles for the purpose of issuing a certificate of amendment. Collection is authorized under s. 33(a) of the Freedom of Information and Protection of Privacy Act. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta).

1. Name of Corporation	2. Corporate Access Number
SUNDIAL GROWERS INC.	2012627127

3.	Item number	4	of the Articles of the above named corporation are amended in accordance
	with Section	173(1)(I)	of the Business Corporations Act as follows.

Article 4 of the Articles of the Corporation is amended pursuant to subsection 173(1)(I) of the ABCA to increase the maximum number of directors of the Corporation from ten (10) to fifteen (15)

4.	Authorized Representative/Authorized Signing Authority for the Corporation

Last Name, First Name, Middle Name (optional)	Relationship to Corporation

Date of submission (yyyy-mm-dd)	Signature

REG3054 (2015/05)

Articles Of Arrangement

Business Corporations Act

Section 193

1.	Name of Corporation	2. Corporate Access Number
	SUNDIAL GROWERS INC.	2012627172

3.

In accordance with the Order of the Court of Queen’s Bench of Alberta dated July 3, 2019 (the “Final Order”) approving the arrangement (the “Arrangement”) pursuant to subsection 193(1)(m) of the Business Corporations Act (Alberta) involving Sundial Growers Inc. and the holders of common shares of Sundial Growers Inc., a copy of which is attached hereto as Schedule “A” and the plan of arrangement attached to the Final Order (the “Plan of Arrangement”), the Arrangement is hereby effected. The Final Order is incorporated into and forms part of these Articles of Arrangement.

The Plan of Arrangement affects an amendment to the Articles of the Corporation to remove the restrictions on the transfer of shares of the Corporation by replacing the restrictions set out in Schedule “B” of the Articles with “None”.

Name of Person Authorizing (please print)	Signature

Title (please print)	Date

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Research and Program Support, 3rd Floor, Commerce Place, 10155 - 102 Street, Edmonton, Alberta T5J 4L4, (780) 422-7330

REG 3059 (99/01)

DOCS 19044170

SCHEDULE “A” to the

ARTICLES OF ARRANGEMENT

DATE ON WHICH ORDER WAS PRONOUNCED:	July 3, 2019

NAME OF JUDGE WHO MADE THIS ORDER:	Madam Justice Barbara E.C. Romaine

LOCATION OF HEARING:	Calgary Courts Centre

UPON the Originating Application (the “Originating Application”) of SUNDIAL GROWERS INC. (“Sundial” or the “Applicant”) pursuant to section 193 of the Business Corporations Act, RSA 2000, c B-9, as amended (the “ABCA”);

AND UPON reading the Originating Application, the interim Order of this Court granted June 4, 2019 (the “Interim Order”), the affidavit of Kristine Dow, sworn May 31, 2019 (the “Sundial Affidavit”) and the exhibits referred to therein;

COURT FILE NUMBER 1901-07631
COURT COURT OF QUEEN’S BENCH OF ALBERTA
JUDICIAL CENTRE CALGARY
MATTER IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT, RSA 2000, C B-9, AS AMENDED
AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING SUNDIAL GROWERS INC. AND SECURITYHOLDERS OF SUNDIAL GROWERS INC.
APPLICANT SUNDIAL GROWERS INC.
DOCUMENT FINAL ORDER
ADDRESS FOR SERVICE McCarthy Tétrault LLP
AND CONTACT 4000, 421 – 7th Avenue SW
INFORMATION OF PARTY Calgary, AB T2P 4K9
FILING THIS DOCUMENT
Attention: Tim St. J. Ellam, Q.C.
Telephone: (403) 260-3533
Fax: (403) 260-3501
Our File No. 220099.520512
I hereby certify this to be a true copy of the original order
Dated this 3 day of July 2019 for Clerk of the Court

AND UPON reading the Supplemental Affidavit of Kristine Dow, sworn June 28, 2019 (the “Supplemental Sundial Affidavit”) and the exhibits referred to therein;

AND UPON being advised that service of this application has been affected in accordance with the Interim Order or as otherwise accepted by the Court;

AND UPON noting the process set forth in the Interim Order by which any Interested Party in connection with the Arrangement, could be heard by this Honourable Court, at this hearing, upon the fairness and reasonableness of the terms and conditions on which such issuance or exchange is proposed;

AND UPON being advised by counsel to the Applicant that no Notice of Intention to Appear as contemplated by the Interim Order was filed or served in respect of this application, whether in accordance with the Interim Order or otherwise;

AND UPON the Court being advised that the Sundial Meeting of the Sundial Securityholders was called and conducted in accordance with the terms of the Interim Order;

AND UPON the Court being satisfied that Sundial has sought and obtained the approval of the Arrangement by the Sundial Securityholders in the manner and by the requisite majority required by the Interim Order;

AND UPON it appearing that it is impracticable to effect the transactions contemplated by the Arrangement under any other provision of the ABCA;

AND UPON the Court being satisfied that the statutory requirements to approve the Arrangement have been fulfilled and that the Arrangement has been put forward in good faith;

AND UPON the Court being satisfied that the terms and conditions of the Arrangement and the procedures relating thereto, are fair and reasonable, substantively and procedurally, to the Sundial Securityholders and other affected persons and that the Arrangement ought to be approved;

AND UPON hearing from counsel for the Applicant;

IT IS HEREBY ORDERED AND DECLARED THAT:

1.	In this Order:

(a)

the capitalized terms not otherwise defined in this Order (the “Final Order”) shall have the meanings attributed to them in the Interim Order and the Information Circular (with schedules, annexes and exhibits thereto being defined collectively as the “Information Circular”) of the Applicant which are attached as Exhibit “A” to the Supplemental Sundial Affidavit; and,

(b)

all references to “Arrangement” used herein mean the arrangement as set forth in the plan of arrangement, as amended, Appendix “A” to the Information Circular, as amended and attached as Schedule “A” hereto, which Arrangement will be implemented in accordance with the terms of the Plan of Arrangement.

2.	This Final Order is granted pursuant to Section 193(9) of the ABCA.

3.	It is declared that the Sundial Meeting was conducted and that the Arrangement Resolution was approved in accordance with the Interim Order.

4.	It is declared that the statutory procedures applicable to the Arrangement have been met and satisfied.

5.	It is declared that the Originating Application, the Arrangement, and Plan of Arrangement, have been put forward in good faith.

6.

It is declared that the terms and conditions of the Plan of Arrangement and the Arrangement, and the procedures relating thereto, are fair and reasonable, both from a substantive and procedural point of view, to the Sundial Securityholders and all persons affected thereby.

7.	The Arrangement proposed by the Applicant, on the terms set forth in Schedule “A” to this Final Order, is hereby approved by the Court under Section 193(9) of the ABCA.

8.

The articles of arrangement reflecting the Arrangement and in connection thereto (collectively, the “Articles of Arrangement”) shall be filed, subject to the Sundial Board’s decision to proceed with the Arrangement, pursuant to the provisions of Section 193 of the ABCA on such date as Sundial determines in accordance with the terms of the Arrangement.

9.

Service and notice of the Originating Application, the notice in respect of the Sundial Meeting, the Final Meeting Materials, the Interim Order, is hereby deemed to be good and sufficient service for all purposes on all interested parties.

10.

Service of this Final Order shall be made on all such persons who appeared on this application for Final Order, either by counsel or in person. Service on all other individuals is hereby dispensed with.

11.

Sundial, on notice to such parties as the Court may order, may seek leave at any time prior to the filing of the Articles of Arrangement to vary this Final Order or to seek advice and directions as to the implementation of this Final Order.

Justice of the Court of Queen’s Bench of Alberta

SCHEDULE “A”

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT

UNDER SECTION 193

OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless there is something inconsistent in the subject matter or context, the following terms have the respective meanings set out below (and grammatical variations of those terms have corresponding meanings):

“ABCA” means the Business Corporations Act (Alberta) and the regulations promulgated under that act, each as amended from time to time;

“Arrangement” means the arrangement under section 193 of the ABCA, including the terms and subject to the conditions set out in this Plan of Arrangement, and subject to any amendments or variations to this Plan of Arrangement made in accordance with Article 3 or made at the direction of the Court in the Final Order;

“Arrangement Resolution” means the special resolution of the holders of Common Shares and Warrants, voting as a single class, approving the Arrangement, this Plan of Arrangement and related matters, to be substantially in the form set out in the Circular;

“Articles” means the articles of Sundial, as amended from time to time in accordance with section 2.2.1;

“Articles of Arrangement” means the articles of arrangement of Sundial in respect of the Arrangement that are required by the ABCA to be filed with the Registrar;

“Business Day” means any day on which commercial banks are generally open for business in Calgary, Alberta, other than a Saturday, a Sunday or a day observed as a holiday in Calgary, Alberta under the laws of the Province of Alberta or the federal laws of Canada applicable in Alberta;

“Certificate” means the certificate of arrangement giving effect to the Arrangement, issued by the Registrar pursuant to subsection 193(11) of the ABCA after the Articles of Arrangement have been filed with the Registrar;

“Circular” means the notice of the Meeting and accompanying management information circular, including all of its appendices, to be sent to Securityholders in connection with the Meeting;

“Common Shares” means common shares in the capital of Sundial, as constituted from time to time;

“Court” means the Court of Queen’s Bench (Alberta);

“Effective Date” means the date shown on the Certificate;

“Effective Time” means 12:01 a.m. (Calgary Time) on the Effective Date;

“Final Order” means the final order of the Court approving the Arrangement as it may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless the appeal is withdrawn or denied, as affirmed;

“holders” means, when used with reference to the Common Shares or Warrants, the holders of Common Shares or Warrants shown from time to time in the register maintained by or on behalf of Sundial in respect of the Common Shares or Warrants;

“Interim Order” means the interim order of the Court, as it may be amended, in respect of the Arrangement;

“IPO” means the initial public offering of the Common Shares on a national securities exchange, as such term is defined in the Securities Exchange Act of 1934, and/or on a stock exchange in Canada, underwritten by the Underwriters;

“Meeting” means the annual and special meeting of holders of Common Shares and Warrants, including any adjournment or postponement of the special meeting, to be called and held in accordance with the Interim Order to consider, among other things, the Arrangement;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status;

“Registrar” means the Registrar appointed pursuant to section 263 of the ABCA;

“Sundial” means Sundial Growers Inc., a corporation incorporated under the provisions of the ABCA;

“Transfer Undertaking” means the transfer undertaking attached as Schedule A;

“Underwriters” means the investment dealers or investment banks engaged to act as underwriters of the IPO;

“Warrant” means a common share purchase warrant issued by Sundial; and

“Warrantholder” means a holder of a Warrant.

1.2	Interpretations Not Affected by Headings

The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect its construction or interpretation. Unless otherwise indicated, all references to an “Article” or “section” followed by a number refer to the specified Article or section of this Plan of Arrangement. The term “this Plan of Arrangement,” and similar expressions refer to this Plan of Arrangement and not to any particular Article, section or other portion of this Plan of Arrangement.

1.3	Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean Canadian dollars, (ii) words importing the singular include the plural and vice versa and words importing any gender include all genders, and (iii) “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.4	Date For Any Action

In the event that any date on which any action is required to be taken under this Plan of Arrangement by any of the parties to this Plan of Arrangement is not a Business Day, that action shall be required to be taken on the next succeeding day that is a Business Day.

ARTICLE 2

ARRANGEMENT

2.1	Binding Effect

The Arrangement shall become effective at, and be binding at and after, the Effective Time on (i) Sundial Growers Inc.; (ii) all registered and beneficial owners of Common Shares and Warrants; and (iii) all other Persons.

2.2	Arrangement

Commencing at the Effective Time, the following shall occur in the following order and at the times indicated and shall be deemed to occur at the times indicated without any further act or formality:

2.2.1	At the Effective Time, Schedule “B” of the Articles shall be amended to remove transfer restrictions on the shares by replacing the restrictions set out in Schedule “B” of the Articles with “None.”

2.3	Authorization

Each holder of Common Shares or Warrants is deemed:

2.3.1	to be subject to and bound by the Transfer Undertaking, as a binding enforceable agreement between the holder and the Corporation; and

2.3.2

to irrevocably appoint the Corporation as its agent and attorney to take all such further actions and execute all such further documents, and cause all such further actions to be taken and all such further documents to be executed, as the Corporation may consider necessary or desirable to fully give effect to the matters contemplated by the Arrangement, including the Transfer Undertaking.

Sundial, in its capacity as such agent and attorney shall not, under any circumstances, be subject to any liability, including liability to any holders of Common Shares or Warrants, provided that Sundial acts in accordance with this Plan of Arrangement.

2.4	Best Interests of Sundial

Notwithstanding any other provision of this Plan of Arrangement, in acting under this Plan of Arrangement in making any determination or agreeing to any matter which requires a determination or agreement by it, including under sections 2.2 and 2.3, Sundial shall act in the best interests of Sundial.

ARTICLE 3

AMENDMENTS

3.1

Sundial reserves the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that except as provided in section 3.4, each amendment, modification or supplement must be (i) set out in writing, (ii) filed with the Court and, if made following the Meeting, approved by the Court, and (iii) communicated (whether prior or subsequent thereto) to Shareholders and Warrantholders if and as required by the Court.

3.2

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Sundial at any time prior to the Meeting and if so proposed and approved by the Persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

3.3

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Meeting shall be effective only, if required by the Court, if it is consented to by holders of Common Shares and Warrants voting in the manner directed by the Court.

3.4

Subject to applicable law, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Sundial, provided that it concerns a matter which, in the reasonable opinion of Sundial, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Common Shares or Warrants.

ARTICLE 4

FURTHER ASSURANCES

4.1

Notwithstanding that the transactions and events set out in this Plan of Arrangement are to occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Plan of Arrangement shall make, do and execute, or cause to be made, done and executed, all further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to document or evidence any of the transactions or events set out in this Plan of Arrangement.

ARTICLE 5

RIGHT NOT TO PROCEED

5.1

The board of directors of Sundial, at their sole discretion, may determine not to proceed with all or any part of the Arrangement at any time prior to the Effective Time notwithstanding (i) that holders of Common Shares and Warrants have approved the Arrangement Resolution, (ii) that the Final Order has been received, and (iii) section 193(10) of the ABCA, if the board of directors of Sundial determines that it is not in the best interests of Sundial to complete the Arrangement.

5.2

Notwithstanding that the Final Order has been received, the Articles of Arrangement shall only be filed when the board of directors of Sundial determines that it is in the best interests of Sundial to do so.

5.3	If the Articles of Arrangement are not filed on or before June 30, 2021, the board of directors of Sundial shall be deemed to have determined not to proceed with the Arrangement.

ARTICLE 6

BENEFICIAL HOLDERS

6.1

Sundial is not required to send non-registered holders of Common Shares or Warrants any Circulars or proxy forms or otherwise notify or contact any non-registered holder of Common Shares or Warrants. Only registered holders of Common Shares and Warrants are permitted to vote to approve this Plan of Arrangement or the Arrangement and any votes made by non-registered holders shall be void.

SCHEDULE A

TO THE PLAN OF ARRANGEMENT

TRANSFER UNDERTAKING

Terms of Shareholder Lock-Up

In the event that Sundial Growers Inc., an Alberta corporation (the “Corporation”), enters into an underwriting agreement (an “Underwriting Agreement”) relating to an initial public offering (the “Offering”) of the common shares (the “Common Shares”) of the Corporation by the Corporation and/or any selling shareholders (the “Shares”), each holder of Common Shares or common share purchase warrants of the Corporation (the “Warrants”) at the Effective Time and such holder’s heirs, legal representatives, successors and assigns (each, a “Holder”) shall be deemed to have irrevocably agreed that, during the period beginning the date of the Underwriting Agreement and continuing to and including the date that is one year after the date of the closing of the Offering (the “Lock-Up Period”), subject to the release schedule set forth in the paragraph below, the Holder will not, without the prior written consent of the Corporation, directly or indirectly, offer, sell, assign, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, or announce the intention to otherwise transfer or dispose of, any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares, owned directly by the Holder (including any Common Shares held by the Holder as a custodian) or with respect to which the Holder has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) or has either beneficial ownership of, or control or direction over, within the meaning of Canadian securities laws that are held by the Holder immediately following the closing of the Offering, or that may be acquired by the Holder pursuant to the exercise of any Warrants held by the Holder immediately following the closing of the Offering, but excluding any Shares acquired by the Holder in the Offering (collectively the “Holder’s Shares”). The foregoing restriction is expressly agreed to preclude the Holder from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to, lead to or result in a sale or disposition of the Holder’s Shares even if such shares would be disposed of by someone other than the Holder, and to preclude any transaction that would replicate the economic effect of a sale or other disposition of the Holder’s Shares. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Holder’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

During the Lock-Up Period, the Holder’s Shares shall be released from these restrictions in the following manner.

Date of Release	Amount of Holder’s Shares Released from these Restrictions
On the first business day in the City of Calgary, in the Province of Alberta (“Business Day”) that is three months after the date of completion of the potential Offering (“IPO Date”)	25% of the Holder’s Shares issued and outstanding on that date
On the first Business Day that is six months after the IPO Date	25% of the Holder’s Shares issued and outstanding on that date
On the first Business Day that is nine months after the IPO Date	25% of the Holder’s Shares issued and outstanding on that date
On the first Business Day that is twelve months after the IPO Date	The remainder of the Holder’s Shares

Notwithstanding the foregoing, the Holder may transfer the Holder’s Shares in connection with:

(i)

if the Holder is a natural person, transfers of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (A) by will, other testamentary document or intestate succession, (B) to any trust for the direct or indirect benefit of the Holder or, as a bona fide gift, an immediate family (as defined below) member of the Holder, or to any other entity that is wholly-owned by such persons, (C) transfers to any immediate family member as a bona fide gift or any investment fund or other entity controlled or managed by the Holder, or (D) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (C);

(ii)

if the Holder is a corporation, partnership or other business entity, transfers or distributions of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to members, partners, stockholders or affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of the Holder (other than the Corporation and its controlled affiliates), including investment funds or other entities under common control or management with the Holder;

(iii)

transfers of Common Shares acquired by the Holder in open market transactions after the completion of the Offering (as such Common Shares will not constitute Holder’s Shares subject to these restrictions);

(iv)

tenders, sales or other transfers in response to a bona fide third-party takeover bid or tender offer made to all holders of Common Shares or any other acquisition transaction whereby all or substantially all of the Common Shares are acquired by a third party (provided that if such transaction is not consummated, or if the tendered Common Shares are withdrawn, the subject Common Shares shall once again become subject to the restrictions set forth herein) that, in each case, has been approved by the board of directors of the Corporation and will occur after the Offering;

(v)

transfers to the Corporation in connection with, and to the extent necessary to fund, the payment of taxes or exercise price due with respect to the vesting of restricted stock or vesting or exercise of similar rights to purchase Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares pursuant to the Corporation’s equity incentive plans disclosed in the U.S. registration statement and/or the Canadian prospectus relating to the Offering; and

(vi)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar automatic plan in compliance with Canadian securities laws for the transfer of Common Shares, provided that such plan does not permit the transfer of Common Shares during the Lock-Up Period and no filing under Section 16(a) of the Exchange Act or the insider reporting requirements of Canadian securities laws or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period by the Holder or the Corporation as a result of the establishment of any such plan;

provided that in the case of any transfer or distribution pursuant to clause (i) or (ii), such transfer is not for value and each donee, heir, beneficiary or other transferee thereof agrees in writing with the Corporation to be bound by these restrictions; and provided further that in the case of any transfer or distribution pursuant to clause (i) through (vi), that no filing by the Holder or, with respect to clause (i), any recipient of the shares transferred, in each case, under Section 16(a) of the Exchange Act or the insider reporting requirements of Canadian securities laws, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the Lock-Up Period.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, notwithstanding the foregoing, if the Holder is a corporation, the corporation may transfer equity securities of the Corporation to any wholly-owned subsidiary of such corporation, provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement with the Corporation stating that the transferee is receiving and holding such equity securities subject to these restrictions and there shall be no further transfer of such equity securities except in accordance with these restrictions, and provided further that any such transfer shall not involve a disposition for value.

The Holder now has, and, except as contemplated by clause (i) through (vi) above, for the duration of these restrictions as they apply to any of the Holder’s Shares will have, good and marketable title to the Holder’s Shares which remain subject to these restrictions, free and clear of all liens, encumbrances, and claims whatsoever.

The Holder also agrees and consents to the entry of stop transfer instructions with the Corporation’s transfer agent and registrar against the transfer of the Holders Shares except in compliance with the foregoing restrictions.

The Holder further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or any demand or request to qualify the distribution of any such securities pursuant to the prospectus requirements of Canadian securities laws. In addition, the Holder hereby irrevocably waives any and all rights to any anti-dilution adjustments, pre-

emptive rights, participation rights, resale rights, rights of first refusal and similar rights that the Holder may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

Certified Copy

CORPORATE ACCESS NUMBER: 2012627127

Government

of Alberta ∎

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

SUNDIAL GROWERS INC.

WAS INCORPORATED IN ALBERTA ON 2006/08/19.

Certified Copy

Articles of Incorporation

For

SUNDIAL GROWERS INC.

Share Structure:	SEE SCHEDULE “A” ATTACHED
Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED
Number of Directors:
Min Number of Directors:	1
Max Number of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	NONE

Registration Authorized By:	KRISTINE DOW
SOLICITOR

Certified Copy

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2006/08/19

Corporate Access Number: 2012627127

Service Request Number:	9023947

Alberta Corporation Type:	Named Alberta Corporation

Legal Entity Name:	SUNDIAL GROWERS INC.

French Equivalent Name:

Nuans Number:	87283564

Nuans Date:	2006/07/28

French Nuans Number:

French Nuans Date:

REGISTERED ADDRESS

Street:	15 SPRING GATE ESTATES

Legal Description:

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3L2

RECORDS ADDRESS

Street:

Legal Description:

City:

Province:

Postal Code:

ADDRESS FOR SERVICE BY MAIL

Post Office Box:

City:

Province:

Postal Code:

Share Structure:	SEE SCHEDULE “A” ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	10

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	NONE

Professional Endorsement Provided:

Future Dating Required:

Registration Date:	2006/08/19

Director

Last Name:	SWIATEK

First Name:	STANLEY

Middle Name:	J.

Street/Box Number:	15 SPRING GATE ESTATES

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3L2

Country:

Resident Canadian:	Y

Last Name:	ZELLER

First Name:	IRENE

Middle Name:

Street/Box Number:	15 SPRING GATE ESTATES

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3L2

Country:

Resident Canadian:	Y

Last Name:	ABAD

First Name:	CARLITO

Middle Name:	A.

Street/Box Number:	35 CROOKED POND GREEN

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3E7

Country:

Resident Canadian:	Y

Last Name:	LADNER

First Name:	ARLENE

Middle Name:

Street/Box Number:	35 CROOKED POND GREEN

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3E7

Country:

Resident Canadian:	Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2006/08/19
Restrictions on Share Transfers	ELECTRONIC	2006/08/19

Registration Authorized By:	KRISTINE DOW
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE “A” TO THE ARTICLES OF INCORPORATION

SHARE STRUCTURE

The classes and any maximum number of shares that the Corporation is authorized to issue:

a.     Unlimited number of Class “A” voting shares without nominal or par value which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation.

b.     Unlimited number of Class “B” voting shares without nominal or par value which may be issued and allotted by the Corporation from time to time or such consideration as may be paid from time to time, by resolution of the Directors of the Corporation.

c.     Unlimited number of Class “C” non-voting shares without nominal or par value which do not carry voting rights whatsoever, and which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation.

d.     Unlimited number of Class “D” non-voting shares without nominal or par value which do not carry voting rights whatsoever, and which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation.

e.     The rights, privileges and restrictions applicable to the common shares of the capital stock of the Company are as follows:

(i)     The holders of a particular class of common shares shall be entitled to receive if, as and when declared by the Board of Directors, dividends on the capital paid up thereon to the exclusion of other classes of common shares;

(ii)     The holders of the common shares of the Corporation shall share equally in the assets of the Corporation upon the dissolution or winding-up of the Corporation.

f.     Unlimited number of Class “E” preferred shares without nominal or par value which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation and shall bear the following rights referred to in paragraph “h” herein.

g.     Unlimited number of Class “F” preferred shares without nominal or par value which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation and shall bear the following rights:

h.     The rights, privileges and restrictions applicable to the preferred share of the capital stock of the Company are as follows:

(i)     The shares may be redeemed by the Shareholder or retracted by the Company at such time and at a premium set by the Company by resolution of the Directors at the time the shares are first issued;

(ii)     The price at which, in the opinion of the Directors of the Company, such shares are obtainable but not exceeding an amount per share equal to the premium for redemption set by the Company at the time the shares were first issued;

(iii)     The shares will bear a fixed preferential non-cumulative cash dividend in a percentage (per annum) of the redemption amount to be set by the Company by resolution of the Directors at the time the shares are issued;

(iv)     The shares will be entitled to a prior return on liquidation or winding-up in an amount equal to the premium set when the shares were first issued;

(v)     The shares will be non-participating in profits except to the extent of the premium or redemption, retraction, buy-back, liquidation or winding-up as herein defined;

(vi)     The holders of the preferred shares will have the right to receive notice of a shareholder meeting and attend thereat but shall not have the right to vote at such meeting.

</plaintext>

SCHEDULE ‘‘B” TO THE ARTICLES OF INCORPORATION

RESTRICTIONS ON SHARE TRANSFER

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without approval of:

(i)    the Directors of the Corporation expressed by resolution passed by the votes cast by a majority of the Directors of the Corporation at a meeting of the Board of Directors or signed by all of the Directors of the Corporation; or

(ii)    the shareholders of the Corporation expressed by resolution passed by the voted cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

</plaintext>

Certified Copy

CORPORATE ACCESS NUMBER: 2012627127

Government

of Alberta ∎

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

SUNDIAL GROWERS INC.

AMENDED ITS ARTICLES ON 2014/04/07.

Certified Copy

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2014/04/07

Service Request Number:	21268344

Corporate Access Number:	2012627127

Legal Entity Name:	SUNDIAL GROWERS INC.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	SUNDIAL GROWERS INC.

New French Equivalent Name:

Nuans Number:	87283564

Nuans Date:	2006/07/28

French Nuans Number:

French Nuans Date:

Share Structure:	SEE SCHEDULE “A” ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	10

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE “C” ATTACHED

BCA Section/Subsection:	173(1) (D) (E) (H) AND (N)

Professional Endorsement Provided:

Future Dating Required:

Annual Return

File Year	Date Filed
2013	2013/07/02
2012	2012/07/03
2011	2011/07/08

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2006/08/19
Share Structure	ELECTRONIC	2006/08/19
Other Rules or Provisions	ELECTRONIC	2014/04/07
Share Structure	ELECTRONIC	2014/04/07

Registration Authorized By:	LOUISE K. LEE
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE “A”

THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

1.      An unlimited number of Common shares, the holders of which are entitled:

(a)	to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)

to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any other classes of shares without being obliged to declare any dividends on the Common shares of the Corporation;

(c)

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation.

2.	An unlimited number of Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a)

the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

(b)

the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (2)(a); and

(c)

if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

</plaintext>

SCHEDULE “C”

OTHER RULES OR PROVISIONS:

1.

The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2.	The number of shareholders of the corporation, exclusive of

i)	persons who are in its employment and are shareholders of the corporation, and

ii)

persons, who, having been formerly in the employment of the corporation, were, while in that employment, shareholders of the corporation and have continued to be shareholders of that corporation after termination of that employment is limited to not more than 50 persons, 2 or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

3.	Any invitation to the public to subscribe for securities of the corporation is prohibited.

</plaintext>

Certified Copy

CORPORATE ACCESS NUMBER: 2012627127

Government

of Alberta ∎

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

SUNDIAL GROWERS INC.

AMENDED ITS ARTICLES ON 2014/05/09.

Certified Copy

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2014/05/09

Service Request Number:	21433564

Corporate Access Number:	2012627127

Legal Entity Name:	SUNDIAL GROWERS INC.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	SUNDIAL GROWERS INC.

New French Equivalent Name:

Nuans Number:	87283564

Nuans Date:	2006/07/28

French Nuans Number:

French Nuans Date:

Share Structure:	SEE SCHEDULE “A” ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	10

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE “C” ATTACHED

BCA Section/Subsection:

Professional Endorsement Provided:

Future Dating Required:

Annual Return

File Year	Date Filed
2013	2013/07/02
2012	2012/07/03
2011	2011/07/08

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2006/08/19
Share Structure	ELECTRONIC	2006/08/19
Other Rules or Provisions	ELECTRONIC	2014/04/07
Share Structure	ELECTRONIC	2014/04/07
Consolidation, Split, Exchange	ELECTRONIC	2014/05/09

Registration Authorized By:	LOUISE K. LEE
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE: SHARE SPLIT

Pursuant to 173(1)(f) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by changing each Common Share issued and outstanding into 81,866 Common Shares. Therefore the One Hundred (100) Common Shares issued and outstanding immediately prior to this amendment shall be changed to Eight Million One Hundred Eighty-Six Thousand Six Hundred (8,186,600) Common Shares in the amended share capital of the Corporation.

</plaintext>

Certified Copy

CORPORATE ACCESS NUMBER: 2012627127

Government

of Alberta ∎

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

SUNDIAL GROWERS INC.

AMENDED ITS ARTICLES ON 2015/10/19.

Certified Copy

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2015/10/19

Service Request Number:	24097064

Corporate Access Number:	2012627127

Legal Entity Name:	SUNDIAL GROWERS INC.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	SUNDIAL GROWERS INC.

New French Equivalent Name:

Nuans Number:	87283564

Nuans Date:	2006/07/28

French Nuans Number:

French Nuans Date:

Share Structure:	SEE SCHEDULE “A” ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	10

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE “C” ATTACHED

BCA Section/Subsection:	173(l)(N)

Professional Endorsement Provided:

Future Dating Required:

Annual Return

File Year	Date Filed
2015	2015/10/19
2014	2014/10/09
2013	2013/07/02

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2006/08/19
Share Structure	ELECTRONIC	2006/08/19
Other Rules or Provisions	ELECTRONIC	2014/04/07
Share Structure	ELECTRONIC	2014/04/07
Consolidation, Split, Exchange	ELECTRONIC	2014/05/09
Other Rules or Provisions	ELECTRONIC	2015/10/19

Registration Authorized By:	STANLEY SWIATEK
PRESIDENT

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE “C”

OTHER RULES OR PROVISIONS:

1.    The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

</plaintext>